Exhibit 99.1

3750 Torrey View Ct
San Diego, CA 92130
www.carefusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION REPORTS PRELIMINARY FIRST QUARTER FISCAL 2013 RESULTS

Provides update on Form 10-K filing

SAN DIEGO, Nov. 8, 2012 – CareFusion Corp. (NYSE: CFN) today reported preliminary results for its first quarter of fiscal 2013, ended Sept. 30, and provided an update on plans to file its Form 10-K for fiscal 2012.

“We had another quarter of solid strategic progress and strong execution across the company, including balanced contributions from both segments,” said Kieran T. Gallahue, chairman and CEO. “Our Medical Systems and Procedural Solutions segments performed in line with our expectations, putting us in a good position as we begin the year.

“While we are not able to provide a full financial update today, we now have a path toward completing the filing of our fiscal 2012 Form 10-K. As our Finance team completes this necessary work, the rest of our organization remains absolutely focused on our customers, as demonstrated in this quarter’s results.”

As previously disclosed, the company delayed the filing of its Form 10-K for fiscal 2012 to consult with the SEC about its accounting policy for sales-type leases in its Pyxis® medication and supply dispensing product lines. As a result of these discussions, the company has determined that it will modify the manner in which it applies lease accounting principles to its Pyxis sales-type leases. The company is now in the process of analyzing the impact on its financials. The modified application of lease accounting principles will impact how the company records revenue for its sales-type leases. As a result, the amount of revenue recorded at the inception of each lease and the amount recorded as finance income during the term of each lease may change. In some cases, more revenue may be recognized at the inception of the lease and, in other cases, more revenue may be recognized as finance income during the lease term. However, this should not result in any change in the total amount of revenue recognized over the term of a lease. This matter also does not affect CareFusion customers or the underlying fundamentals and cash flows of the company or its Pyxis business.

Until this analysis is complete, CareFusion is unable to report its consolidated financial results. Accordingly, the company today provided selected operating and financial results compared to the quarter ended Sept. 30, 2011. These results are preliminary and remain subject to the completion of the company’s quarterly review and the filing of its Form 10-Q for the quarter ended Sept. 30, 2012. Although the company plans to delay the filing of its Form 10-Q with the SEC beyond the Nov. 9 due date, CareFusion intends to file its Form 10-K and Form 10-Q as soon as possible after its accounting analysis is complete.

Medical Systems

Within the Medical Systems segment, revenue for the Infusion Systems business unit was ahead of company expectations, finishing the quarter at $203 million, a 1 percent decline from the prior year period. CareFusion previously said infusion revenue was expected to decline 5 percent during fiscal 2013 following a record year of infusion sales in fiscal 2012.

Revenue for the Respiratory Technologies business unit increased 4 percent from the prior year period to $97 million, driven by continued strength in ventilator sales that was partially offset by weakness in the respiratory diagnostics portfolio. Beginning this quarter, CareFusion is reporting financial results for its ventilation and respiratory diagnostics businesses together to reflect a change in the company’s organizational structure.

Dispensing Technologies had another strong quarter, delivering results in line with company expectations. While CareFusion is unable to provide specific financial performance for its Dispensing Technologies business unit until it completes the analysis regarding its sales-type leases, the underlying fundamentals of the business, as well as the competitive landscape, remain unchanged. The company continues to execute well with the rollout of its new product platform and expand its business outside the U.S.

Procedural Solutions

First quarter revenue for the Procedural Solutions segment was $286 million, an increase of 1 percent from the prior year period. Segment profit increased 24 percent to $41 million, a 14 percent increase to $48 million on an adjusted basis.

Within the segment, revenue for the Infection Prevention business unit reached $144 million, a 4 percent increase from the prior year period based on strong sales growth of the company’s clinically differentiated preoperative skin preparation and infusion specialty disposables product lines.

Contributions from the June 2012 acquisition of U.K. Medical and growth in the company’s clinically differentiated interventional specialties portfolio drove a 3 percent increase in revenue in the Medical Specialties business unit to $80 million from $78 million in the prior year period.

As expected, revenue in the Specialty Disposables business unit declined, closing the quarter at $62 million, or 6 percent lower than the prior year period, as the company transitions its business model and portfolio of products.

Additional financial results

Operating expenses during the quarter totaled $293 million, a decrease of 5 percent from the prior year period. Excluding nonrecurring items and amortization of acquired intangibles, adjusted operating expenses decreased 1 percent to $276 million.

Selling, general and administrative (SG&A) expenses also fell during the quarter to $244 million, an 8 percent decrease from the prior year period. These ongoing cost-savings initiatives helped fund additional investments in research and development, which increased 27 percent to $47 million during the quarter. Adjusted SG&A expenses were $229 million, decreasing 5 percent from $242 million in the prior year period.

Operating cash flow from continuing operations was $78 million, an increase of $75 million over the prior year period.

Recent Highlights

Additional first quarter and recent highlights included:

•

Expanding CareFusion’s global reach and respiratory product portfolio with a definitive agreement to acquire Intermed Equipamento Medico Hospitalar Ltda, a privately held, leading respiratory technologies company based in Sao Paulo, Brazil. The acquisition, which is expected to close this month, advances CareFusion’s strategy to expand outside of the U.S. through investments that build scale and local capabilities in high-value markets.

•

Previewing outside of the U.S. the Rowa Dose System, a new, automated concept for continuously packaging medication dosages for individual patients. The development of this new offering was accelerated through the acquisition of an early-stage technology in the fourth quarter of fiscal 2012.

•

Launching a new $500,000 Clinical Excellence grant program from the CareFusion Foundation to help identify and share infection prevention best practices across hospitals and health care facilities nationwide.

•

Advancing CareFusion’s system connectivity and device interoperability strategy by closely integrating the company’s Pyxis medication dispensing technologies with Cerner’s electronic health record system to help hospitals improve medication management and clinical workflows. This new offering, currently in limited release, is the latest development under a 2010 strategic agreement between CareFusion and Cerner that has also enabled the companies to connect Alaris® infusion pumps and the CareFusion Ventilation System with Cerner’s CareAware iBus and Cerner Millennium.

•

Receiving 510(k) clearance from the U.S. Food and Drug Administration (FDA) for CareFusion’s new Snowden-Pencer® take-apart laparoscopic scissors, the latest addition to the company’s line of take-apart laparoscopic surgical instruments designed to facilitate sterilization and enhance ergonomics and performance. Currently in limited market release, the new Snowden-Pencer laparoscopic scissors are expected to be commercially available in early 2013.

Conference Call

CareFusion will host a webcast and conference call today at 2 p.m. PST (5 p.m. EST) to discuss the financial and operational results for the first quarter.

To access the call, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 599-9795 within the U.S. or (617) 786-2905 from outside the U.S., and use the access code 70745464. A replay of the conference call will be available from 4 p.m. PST (7 p.m. EST) on Nov. 8 through 8:59 p.m. PST (11:59 p.m. EST) on Nov. 15 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 internationally and using the access code 35047396.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® skin prep products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at http://www.carefusion.com/.

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release and the information contained herein present non-GAAP financial measures that exclude certain amounts, as follows: “adjusted SG&A expenses,” which exclude amortization of acquired intangibles, as well as nonrecurring items related to the spinoff; and “adjusted operating expenses,” and “adjusted segment profit,” which exclude amortization of acquired intangibles, as well as nonrecurring items related to the spinoff and restructuring and acquisition integration charges. The most directly comparable GAAP financial measures for these non-GAAP financial measures are SG&A expenses, operating expenses and segment profit. The company has included below unaudited adjusted financial information for the quarters ended September 30, 2012 and 2011, which includes a reconciliation of GAAP to non-GAAP financial measures.

The company’s management uses these non-GAAP financial measures to evaluate the company’s performance and provides them to investors as a supplement to the company’s reported results, as they believe this information provides additional insight into the company’s operating performance by disregarding certain non-recurring items. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. While the types of items and charges excluded from the company’s non-GAAP financial measures may occur in the future, the company’s management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, or discrete and unusual or infrequent transactions that are not indicative of future operations or business trends.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein present forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the modified application of lease accounting principles to our sales-type leases and the potential impact on our reported financial results and financial guidance; the timing for filing our Form 10-K for fiscal 2012 and Form 10-Q for the first quarter of fiscal 2013; we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Nov. 8, 2012. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CAREFUSION CORPORATION

SELECTED FINANCIAL DATA1

(UNAUDITED)

	Quarter Ended September 30,		Percent
(in millions)	2012	2011	Change
REVENUE:
Medical Systems[2]
Infusion Systems	$203	$206	(1)%
Respiratory Technologies[3]	97	93	4
Other	7	6	17
Procedural Solutions[4]
Infection Prevention	$144	$138	4%
Medical Specialties	80	78	3
Specialty Disposables	62	66	(6)

Total Procedural Solutions	$286	$282	1
OPERATING EXPENSES:
Selling, General and Administrative Expenses	$244	$264	(8)%
Research and Development Expenses	47	37	27
Restructuring and Acquisition Integration Charges	2	7	(71)
OTHER ITEMS:
Interest Expense and Other, Net	$20	$25	(20)%
Loss from Discontinued Operations, Net of Tax	(5)	(2)	150
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	221.9	223.8
Diluted	224.4	226.3
Adjusted Financial Measures:[5]
Operating Expenses	$276	$279

[1]

All results are preliminary and remain subject to the completion of the company’s quarterly review and the filing of its Form 10-Q for the quarter ended Sept. 30, 2012, including the completion of the company’s analysis regarding its Dispensing sales-type leases, as discussed above.

[2]

Revenue for the Dispensing Technologies business unit intentionally omitted. As discussed above, until the analysis regarding the company’s Dispensing sales-type leases is complete, the company is unable to report the financial results for its Dispensing Technologies business.

[3]

In July, 2012, the company began managing its Respiratory Diagnostics business as part of its Respiratory Technologies business unit within the Medical Systems reporting segment. Previously, the Respiratory Diagnostics business had been reported in Procedural Systems as Other. Prior period financials have been reclassified to conform to the current presentation.

[4]	Reflects the impact of businesses reclassified to discontinued operations.
[5]

Adjusted financial measures are non-GAAP measures that exclude certain nonrecurring items, as discussed above under Use of Non-GAAP Financial Measures. These measures are reconciled to comparable GAAP measures in the Reconciliation of Non-GAAP Financial Measures included on the following page.

CAREFUSION CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES1

(UNAUDITED)

Adjusted Financial Data:
	Segment Profit
(in millions)	Procedural Solutions	SG&A Expenses[5]	Operating Expenses [5,6]
Quarter Ended September 30, 2012
GAAP	$41	$244	$293
Restructuring and Acquisition Integration[2]	1	—	(2)
Amortization of acquired intangibles[4]	6	(15)	(15)

Adjusted	$48	$229	$276
Quarter Ended September 30, 2011
GAAP	$33	$264	$308
Restructuring and Acquisition Integration[2]	2	—	(7)
Spinoff[3]	2	(4)	(4)
Amortization of acquired intangibles[4]	5	(18)	(18)

Adjusted	$42	$242	$279

[1]

All results are preliminary and remain subject to the completion of the company’s quarterly review and the filing of its Form 10-Q for the quarter ended Sept. 30, 2012, including the completion of the company’s analysis regarding its Dispensing sales-type leases, as discussed above.

[2]

Restructuring and acquisition integration charges primarily relate to nonrecurring expenses associated with closing and consolidating facilities, as well as rationalizing headcount, and aligning operations.

[3]	Spinoff charges primarily relate to nonrecurring incremental expenses associated with our spinoff from Cardinal Health, Inc.
[4]	Amortization of acquired intangibles relate to the non-cash expenses associated with amortization of identifiable intangible assets of acquired businesses.
[5]	Reflects company expenses on a consolidated basis.
[6]	Operating expenses consist of selling, general and administrative, research and development, and restructuring and acquisition integration expenses.